                            FIRST AMENDMENT TO LEASE

        THIS AMENDMENT TO LEASE, dated as of the 4th day of April, 2001, by and between TEN THIRTY-FIVE ASSOCIATES, LIMITED PARTNERSHIP, a New Jersey limited partnership, having offices at 225 Highway 35, Red Bank, New Jersey 07701 (the "Landlord"), and MILLENIUM CELL, LLC, a New Jersey limited liability company, having offices at 1 Industrial Way West, Eatontown, New Jersey 07724 (the "Tenant");

                              W I T N E S S E T H:

        WHEREAS, Landlord and Tenant have heretofore executed and delivered a certain Lease, dated as of June 9, 1999, for the Tenant's rental of approximately 9,730 rentable square feet of space, referred to in the lease as Unit K, and commonly referred to as modules K and L in Building E (the "Building"), in HovPark, One Industrial Way West, Eatontown, New Jersey (the "First Leased Premises"), for a term of five (5) years (the "Base Lease"). All capitalized terms that are used, but not defined, in this Amendment, shall have the meanings assigned to such terms in the Base Lease;

        WHEREAS, Landlord and Tenant desire to amend the Base Lease in order to
(i) expand the premises leased to Tenant, (ii) modify the rent, (iii) extend the term, (iv) amend the Tenant's renewal option, (v) provide Tenant with an expansion option and (vi) otherwise amend the Base Lease, all as specifically provided herein. As used herein, the "Lease" shall mean the Base Lease as modified by this Amendment.

        NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties specifically agree as follows:

        1. DEMISED PREMISES: (A) Landlord leases to Tenant, and Tenant leases from Landlord, (i) the First Leased Premises, (ii) approximately 4,900 rentable square feet of space in the Building, commonly referred to as Module M (the "Module M Premises") as set forth on the Building Plan attached hereto as Exhibit B-1 and the Floor Plan attached hereto as Exhibit C-1, and (iii) approximately 17,874 rentable square feet of space in the Building, commonly referred to as Modules E, F, G, H and J, it being understood that there is no Module I (the "Module E Premises") as set forth on the Building Plan attached hereto as Exhibit B-1 and the Floor Plan attached hereto as Exhibit C-2. All references in the Lease to the Demised Premises shall mean (i) the First Leased Premises, until the Module M Commencement Date, as hereinafter defined; (ii) the First Leased Premises and the Module M Premises, collectively, commencing on the Module M Commencement Date until the Module E Commencement Date, as hereinafter defined; and (iii) the First Leased Premises, the Module M Premises and the Module E Premises, collectively, commencing on the Module E Commencement Date.

                (B) During the term of the Lease, Tenant shall also have a non-exclusive right, in common with the Landlord and other tenants, to use the parking lots, common areas and sidewalks for pedestrian and vehicular access to the Demised Premises, subject to the rules and regulations as attached to the Base Lease and to such amendments thereto as the Landlord may now or hereafter adopt, and to the right of the Landlord to alter the parking lots, common areas and sidewalks from time to time.

        2. COMMENCEMENT DATES: (A) The Module M Premises are currently occupied by Biological Controls under a lease which expires April 30, 2001, although it is currently projected that Biological Controls may vacate the Module M Premises on or about April 15, 2001. The Module M Commencement Date shall be the earlier of the date on which (i) Landlord makes the Module M Premises available to Tenant for the construction by Tenant of the Module M Alterations, as defined in Paragraph 8 hereof, or (ii) Tenant first occupies all or any part of the Module M Premises.

                (B) The Module E Premises are currently occupied by York Telecom under a lease which expires December 31, 2001, although it is currently projected that York Telecom may vacate the Module E Premises on or about September 1, 2001. The Module E Commencement Date shall be the earlier of the date on which (i) the Landlord has obtained on behalf of Tenant, and at Tenant's expense, a certificate of occupancy, temporary or permanent, permitting occupancy of the Module E Premises by Tenant, or (ii) Tenant first occupies all or any part of the Module E Premises.

                (C) If, for any reason, including but not limited to the failure of the existing tenant to vacate either the Module M Premises or the Module E Premises, Landlord is unable to deliver possession to Tenant as currently projected, the Landlord shall have no liability to Tenant, the Lease shall remain in effect and such failure to deliver possession shall be of no consequence, except that the commencement date for such premises shall not occur until Landlord delivers possession of such premises to Tenant.

                (D) Upon request of either, Landlord and Tenant shall complete and execute a commencement date memorandum substantially in the form annexed hereto as Exhibit E to memorialize the occurrence of any one or more of the commencement dates described in this Amendment.

        3. TERM: The term of the Lease is amended to be (i) the period between the date of this Amendment and the Module E Commencement Date plus (ii) seven (7) years from the Module E Commencement Date. The expiration date of the Lease will be the day prior to the seventh anniversary of the Module E Commencement Date.


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

        4. BASE RENT: (A) Commencing on the Module M Commencement Date, in addition to the Base Rent as provided in Paragraph 5 of the Base Lease, Tenant shall pay Base Rent for the Module M Premises in the amount of SEVENTY FIVE THOUSAND NINE HUNDRED FIFTY AND 00/100 ($75,950.00) DOLLARS, $15.50 per square foot, payable in equal monthly installments of SIX THOUSAND THREE HUNDRED TWENTY NINE AND 17/100 ($6,329.17) DOLLARS. Base Rent for the Module M Premises for the partial month in which the Module M Commencement Date occurs, if the Module M Commencement Date is not on the first day of a calendar month shall be prorated on a daily basis and paid on the Module M Commencement Date.

                (B) Commencing on the Module E Commencement Date, and for a period of five years thereafter, in place of the Base Rent as provided in Paragraph 5 of the Base Lease and the Base Rent provided in Paragraph 4(A) of this Amendment, Tenant shall pay Base Rent for the entire Demised Premises in the amount of FOUR HUNDRED EIGHTY FOUR THOUSAND THREE HUNDRED NINE AND 60/100 ($484,309.60) DOLLARS payable in equal monthly installments of FORTY THOUSAND THREE HUNDRED FIFTY NINE AND 13/100 ($40,359.13) DOLLARS.

                (C) For the sixth year after the Module E Commencement Date (i.e., commencing on the fifth anniversary of the Module E Commencement Date), Tenant shall pay Base Rent for the entire Demised Premises in the amount of FIVE HUNDRED THOUSAND FIVE HUNDRED SIXTY ONE AND 60/100 ($500,561.60) DOLLARS payable in equal monthly installments of FORTY ONE THOUSAND SEVEN HUNDRED THIRTEEN AND 47/100 ($41,713.47) DOLLARS.

                (D) For the seventh year after the Module E Commencement Date (i.e., commencing on the sixth anniversary of the Module E Commencement
Date), Tenant shall pay Base Rent for the entire Demised Premises in the amount of FIVE HUNDRED SIXTEEN THOUSAND EIGHT HUNDRED THIRTEEN AND 60/100 ($516,813.60) DOLLARS payable in equal monthly installments of FORTY THREE THOUSAND SIXTY SEVEN AND 80/100 ($43,067.80) DOLLARS.

                (E) If any applicable commencement date, or applicable anniversary date, does not occur on the first day of a calendar month, the Base Rent payable for that month shall be appropriately prorated on a per diem basis and any additional amount payable for that month beyond the Base Rent previously paid by Tenant shall be due and payable within five (5) days after demand. Base Rent for any partial month at the end of the term shall be similarly prorated on a per diem basis.

        5. SECURITY DEPOSIT: (A) Tenant agrees to pay to Landlord an additional security deposit of $22,932, for a total security deposit of $45,676.02 upon the Module M Commencement Date. Upon the Module E Commencement Date, the security deposit will be increased to the amount of $588,972 and Tenant agrees to pay the amount required to bring the security deposit to such amount on the


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Module E Commencement Date. Landlord is not required to hold the security deposit in a separate account and may commingle the security deposit with other funds. Nevertheless, Landlord agrees that after the Module E Commencement Date, provided that (i) Tenant has not elected to provide a letter of credit as part of the security deposit pursuant to Paragraph 5(B), and (ii) Tenant is not in default under the Lease, the security deposit will be deemed to accrue interest at a rate of three (3%) percent per annum on the unapplied balance, from time to time, of the security deposit held by Landlord, which interest shall be paid by Landlord on each February 1 for the prior calendar year by credit against the amount otherwise due from Tenant on such date.

                (B) (i)Tenant shall have the right on or after the Module E Commencement Date, at Tenant's option, to deliver to Landlord an unconditional, irrevocable and transferable letter of credit (the "Letter of Credit") in the amount of the security deposit and to reduce the cash security deposit required under the Lease by the amount of the Letter of Credit; provided, however, that in no event shall less than $45,676.02 be provided as a cash security deposit; and further provided that if the Letter of Credit is being provided after the Module E Commencement Date, Tenant shall provide not less than four (4) months written notice of its intent to substitute a Letter of Credit for a portion of the cash security deposit, which notice will set forth the amount of the Letter of Credit to be provided. The Letter of Credit must be issued by and drawn on a bank reasonably satisfactory to Landlord as to size, location, reputation and financial strength, be payable in New Jersey, be in the form attached hereto as Exhibit F and be otherwise in form and substance reasonably acceptable to Landlord. The Letter of Credit shall be irrevocable for an initial period of not less than one (1) year, and shall by its terms automatically renew for successive one (1) year periods, unless the issuing bank provides the Landlord with not less than sixty (60) days prior written notice, by postage prepaid certified mail, return receipt requested that the Letter of Credit will not automatically renew (a "Non-Renewal Notice"). If Landlord receives a Non-Renewal Notice, then Landlord may immediately present the Letter of Credit for payment and retain the proceeds thereof as a cash security deposit in lieu of the Letter of Credit.

                (ii) The Letter of Credit shall be held as Landlord as part of the security deposit as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation, the surrender of possession of the Demised Premises to Landlord as herein provided. The Letter of Credit shall be drawable by delivery to the issuing bank of a statement purportedly signed by an authorized representative of the Landlord stating that the Landlord is entitled to draw upon the Letter of Credit under the terms and conditions of the Lease. The Letter of Credit will


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

                        be honored by the issuing bank without inquiry as to the accuracy of the statement, and regardless of whether Tenant disputes the statement, and the Letter of Credit shall so provide.

                (iii) If Tenant defaults in respect of any of the terms, provisions and conditions of this Lease (beyond applicable grace periods), including, but not limited to, the payment of the Base Rent or any other item of rental, Landlord may present the Letter of Credit for payment in full and apply or retain the whole or any part of the proceeds thereof to the extent required for the payment of the Base Rent or any other item of rental as to which Tenant is in default or for any sum which Landlord may, pursuant to the terms hereof, expend or be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord draws down on the Letter of Credit and only applies a portion of the draw to any Tenant obligation under the Lease, Landlord agrees to hold the balance of the draw, if any, as a cash security deposit under the Lease. If Landlord applies or retains any part of the proceeds of the Letter of Credit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full required security deposit on hand at all times during the term. Tenant shall not be entitled to any reduction in the Letter of Credit unless and until the security deposit as required by the Lease is fully funded.

                (iv) If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the balance of the Letter of Credit shall be returned to Tenant after the expiration of the Lease and after delivery of possession of the Leased Premises to Landlord in the condition provided for herein.

                (v) In the event of a sale or lease of the Building, the Landlord shall have the right to transfer the Letter of Credit to the vendee or lessee and Landlord shall thereupon be automatically deemed released by Tenant from all liability for the return of such Letter of Credit, provided that the vendee or lessee shall have assumed Landlord's obligations under the Lease, and Tenant shall upon written notice from Landlord, cause the bank which issued the Letter of Credit to transfer the Letter of Credit to the vendee or lessee and thereby name the vendee or lessee as the beneficiary thereunder. Pending such transfer, Landlord shall continue to have the right to draw upon the Letter of Credit as agent for the vendee or lessee, and without liability to Tenant. Tenant shall pay all expenses, points and/or fees incurred related to the Letter of Credit and/or any transfer(s) thereof. Upon compliance with the foregoing, Tenant agrees to look solely to the new landlord for the return of the Letter


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

                        of Credit. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit made to a new landlord.

                (vi) Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

                (vii) No interest shall be payable on any portion of the security deposit provided by Letter of Credit. If the Landlord draws under the Letter of Credit for the whole or any part of the Letter of Credit, and if the Landlord holds the whole or any part of the proceeds thereof as a cash security deposit, Tenant shall not be entitled to interest for any period during which Landlord is so holding such proceeds nor shall Landlord be required to keep such security deposit separate from its general funds. If the Landlord draws or attempts to draw under the Letter of Credit, Landlord shall be entitled to receive from Tenant reimbursement for any and all expenses incurred by Landlord in connection with such draw or attempt to draw, including but not limited to, reasonable attorneys' fees.

                (viii) Notwithstanding any of the above, at any time during the lease term, Tenant may deposit with the Landlord the cash equivalent of the Letter of Credit in lieu of such Letter of Credit to satisfy the security deposit requirement of this Lease. Any such cash deposit shall be held by Landlord as described in this Lease for the Tenant's faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease.

                (ix) If Landlord presents the Letter of Credit for payment, Landlord agrees to on the same date provide written notice that the Letter of Credit notifying Tenant of the presentation for payment which notice will set forth the basis for Landlord's draw upon the Letter of Credit. Notwithstanding any such notice, Tenant shall have no right to prevent or hinder payment on any draw by Landlord on the Letter of Credit, it being agreed that any such draw request shall be honored by the issuing bank without inquiry as to the Landlord's entitlement to draw on the Letter of Credit under this Lease and regardless of whether Tenant disputes Landlord's right; provided, however, that Landlord agrees that any funds received by Landlord as a result of such draw request will be applied by Landlord in accordance with, and subject to, the provisions of the Lease governing the cash portion of the security deposit.

                (C) In the event Tenant exercises its Expansion Right under Paragraph 19, the security deposit shall be increased by the amount of $180,438.82. The increased security deposit


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

may be provided in cash or by Letter of Credit, and will be subject to all the terms and conditions of this Paragraph 5.

                (D) Provided that no default has occurred under this Lease, then on each of the first, second and third anniversaries of the Module E Commencement Date, Tenant shall have the right to request that Landlord consider a reduction in the security deposit. In that event, Tenant shall have the opportunity to attempt to demonstrate to Landlord's good faith satisfaction that Tenant's financial condition has improved sufficiently so as to merit a reduction in the security deposit, considering such factors as Tenant's payment history, Dun and Bradstreet rating, relationships with lenders and creditors, profitability, and balance sheet and operating statement history. If Landlord and Tenant in good faith agree that a reduction is warranted on any anniversary date, then Landlord agrees that provided no default has occurred under this Lease, (i) if the agreement is reached on the first anniversary of the Module E Commencement Date the security deposit will be reduced by the amount of one month's Base Rent; (ii) if the agreement is reached on the second anniversary of the Module E Commencement Date the security deposit will be reduced by the amount of one month's Base Rent; (iii) if agreement is reached on the third anniversary of the Module E Commencement Date, the security deposit will be reduced by an additional one month's Base Rent; provided that:

                        (1) Tenant's right to request a reduction in the security deposit shall be cumulative, such that if any of the reductions provided for above is not agreed upon on the first or second anniversary, the maximum reduction on the succeeding anniversary will be increased by the amount of the reduction that could have been received (but was not) on the prior anniversary(ies). For example, if no reduction were agreed upon on the first anniversary, then the maximum reduction on the second anniversary (if agreed to by Landlord) would be two (2) months Base Rent. Similarly, if on the third anniversary, the total reduction in the security deposit on the first and second anniversaries combined was equal to one (1) month's Base Rent (i.e., no reduction in the security deposit was agreed to for one of such anniversaries and a one (1) month reduction was agreed to on the other), then on the third anniversary the maximum reduction (if agreed to by Landlord) would equal two (2) months' Base Rent; and

                        (2) in no event shall the security deposit be reduced by a total aggregate amount greater than $121,078.59 (or, if Tenant has exercised its Expansion Right under Paragraph 19, $158,172.15) under any circumstances, nor shall there be any right to request or receive a reduction in the security deposit after the third anniversary of the Module E Commencement Date, and the remaining security deposit shall thereafter continue to be held throughout the remaining term and any extension term.

In addition to the foregoing, and provided that no default has occurred under this Lease, then during the fourth, fifth and sixth years after the Module E Commencement Date, Tenant shall have the right on an annual basis to request that Landlord consider a further reduction in the security deposit, by demonstrating to Landlord's good faith satisfaction that Tenant's financial condition has continued to improve sufficiently so as to merit such a further reduction in the security deposit, considering similar factors to those described above. If Landlord and Tenant in good faith agree that a reduction


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

is warranted, then Landlord agrees that, provided no default has occurred under this Lease, the security deposit will be reduced by the amount Landlord in good faith determines to be warranted; provided, however, that notwithstanding anything to the contrary in this Lease, in no event shall the total aggregate of all reductions in the security deposit, inclusive of any reductions agreed to on the first, second or third anniversaries of the Module E Commencement Date and any further reduction agreed to during the fourth, fifth and sixth years after the Module E Commencement Date, reduce the security deposit to less than $346,817.22 (or, if Tenant has exercised its Expansion Right under Paragraph 19, to less than $453,068.92) and Landlord shall continue to hold a security deposit in not less than such amount during the remainder of the lease term and any extension term.

        6.      PROPORTIONATE SHARE OF COMMON AREA MAINTENANCE CHARGES AND
TAXES: Tenant shall throughout the term of the Lease continue to pay common area maintenance charges and taxes, which shall be payable in monthly installments on the first day of each calendar month, in amounts as estimated by Landlord, in accordance with, and subject to adjustment as provided in, the Base Lease. Tenant's proportionate share for common area maintenance charges and taxes shall be calculated based upon the rentable square footage of the Demised Premises divided by the total rentable square footage of all "flex" space (i.e., Buildings D and E) in the Project, as defined in the Base Lease, which is currently 79,323 square feet. Accordingly the Tenant's proportionate share as of the date hereof is 12.27% and the Base Lease is amended to so provide. Commencing on the Module M Commencement Date, Tenant's proportionate share shall equal 18.44%. Commencing on the Module E Commencement Date, Tenant's proportionate share shall equal 40.98%.

        7. TEMPORARY SPACE: To accommodate Tenant's immediate space needs, Landlord has leased to Tenant, and Tenant has leased lease from Landlord, approximately 3,000 rentable square feet of office space commonly known as Suite P (the "Temporary Space"), on the second floor of Building B in the Project pursuant to a letter agreement dated March 7, 2001 (the "Letter Amendment"). Tenant's occupancy of the Temporary Space shall be solely for office purposes and shall be subject to all of the terms and conditions of the Lease, except as expressly otherwise provided in the Letter Amendment.

        8. AS-IS CONDITION: (A) Tenant agrees to accept the Module M Premises, the Module E Premises, the Temporary Space and, if Tenant exercises its expansion option, the Expansion Space in AS-IS condition and state of repair, and by taking occupancy of any portion of the Demised Premises Tenant will be conclusively deemed to have agreed that such portion was in satisfactory condition on that date. Landlord shall have no obligation to construct or contribute to any alterations or improvements to any of such premises, except as otherwise expressly provided in this Paragraph 8. Without limiting the foregoing, the provisions of Articles 10 and 11 and Exhibit E of the Base Lease are not applicable to the


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

Module M Premises, the Module E Premises, the Temporary Space or the Expansion Space. Tenant shall be solely responsible for performing all tenant improvement work, if any, to such premises at its own expense and in accordance with the provisions of the Base Lease applicable to alterations by Tenant, including but not limited to the provisions of Exhibit E-1 of the Base Lease.

                (B) Landlord agrees to obtain on Tenant's behalf, and at Tenant's expense, a Certificate of Occupancy for the Module E Premises, the Temporary Space and, if applicable, the Expansion Space; and to make such alterations as are required by the municipality in order to obtain the certificate of occupancy in AS-IS condition, at Tenant's cost and expense. Tenant acknowledges that to the extent that Tenant desires to make any alterations to any of the premises, Tenant, at its own sole cost and expense, will be required to obtain a building permit and a certificate of occupancy with regard to such alterations and shall comply with all requirements of Exhibit E-1 of the Base Lease with respect thereto.

                (C) Landlord and Tenant acknowledge that Tenant intends to convert the existing existing warehouse space in Building Module M (approximately 3,900 square feet) to general office and laboratory space (the "Module M Alterations"). Landlord shall provide an allowance (the "Allowance") of $20 per square foot (not to exceed $78,000) to be applied to the cost of those Module M Alterations that are required to convert the existing warehouse space in the Module M Premises to general office/laboratory space such as lowered ceilings, general lighting, HVAC to office requirements, carpeting or VAT flooring (the "Qualified Alterations"). The Qualified Alterations shall not include any equipment or alterations required to create specialized laboratory space. Tenant shall be responsible at its own expense for all permits, design, architectural and construction plans for the Module M Alterations, as well as for construction, construction management and supervision of the Module M Alterations, which shall be subject to all of the provisions of the Base Lease with regard to alterations by Tenant, including Exhibit E-1. The Allowance shall be used to reimburse Tenant for the costs of constructing the Qualified Alterations, but limited in all events to the amount of $78,000. Tenant shall provide Landlord with contractor invoices for completed work and proof of payment of costs of Qualified Alterations. Upon approval by Landlord, which shall not be unreasonably withheld, Landlord shall pay the Allowance to Tenant by authorizing Tenant to credit the amount due against the next installment of Base Rent. Landlord or its designated representative(s) shall have the right to inspect from time to time the Module M Alterations as they progress. Unless otherwise agreed in writing by Landlord, all Module M Alterations, other than the Qualified Alterations, shall be removed by Tenant and the Premises restored to their prior condition by Tenant, all at Tenant's own


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

sole cost and expense, prior to the expiration or other termination of this Lease; provided, however, that all roof penetrations will be removed by Landlord and the roof restored to Landlord's satisfaction, at Tenant's cost and expense.

                (D) Paragraph 21 of Exhibit E-1 is amended to amend the first sentence of Paragraph 21 to read as follows:

                Lessee shall engage Landlord's roofing contractor for any roof penetrations, including but not limited to penetrations for Lessee's rooftop equipment, setting/installation of Lessee's equipment or structural support at Lessee's equipment locations.

                (E) Paragraph 22 of Exhibit E-1 is amended by adding the following:

                At Lessor's option, Lessee shall contract directly with Lessor's roofing contractor for the performance of such work in a manner so as to keep Lessor's roof guarantee in effect.

        9. LESSOR'S REPAIRS: Lessor agrees, subject to the provisions of Paragraph 8 of the Base Lease, to maintain the exterior walls and roof of the Building, and the common areas, including but not limited to the parking areas, in good condition and repair during the term of this Lease.

        10. LESSEE'S REPAIRS: Paragraph 8.B of the Base Lease is amended by deleting the final two sentences of the Paragraph in their entirety and substituting the following:

                Lessee will not commit or allow any waste or damage to be committed on any portion of the Demised Premises, and, shall, at the termination of this Lease, by lapse of time or otherwise, deliver up the Demised Premises to Lessor in as good condition as at the date of possession by the Lessee, ordinary wear and tear, and casualty loss covered by Landlord's insurance, excepted.

        11. ASSIGNMENT AND SUBLETTING: (A) Paragraph 13.C.1 of the Base Lease is amended by adding the following sentence: "Notwithstanding the foregoing, Tenant shall be permitted to sublet a portion of the Demised Premises in accordance with and subject to the provisions of Paragraph 13.C.2.a." 1.

                (B) Paragraph 13.C.2.a of the Base Lease is deleted in its entirety and replaced with the following:


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

                Lessee shall not assign or sublet this Lease without the prior written consent of Landlord. Provided that Tenant is not in default of this Lease, Landlord agrees not to unreasonably withhold its consent to an assignment or to a sublease. Consent withheld for any of the following reasons shall be conclusively deemed to be consent reasonably withheld: (i) the proposed assignee or sublessee is not financially qualified or is an otherwise unsatisfactory credit risk, or is not sufficiently experienced; (ii) the proposed assignment or subleased would adversely the overall character or quality of the Building;
                (iii) the proposed assignment or sublease, or use by the assignee or sublessee would come within the provisions of ISRA or the Spill Compensation and Control Act; (iv) the sublease would result in more than twenty five (25%) percent of the Demised Premises, in the aggregate, being subject to subleases;
                (v) the use by the subtenant or assignee is not in accordance with the permitted use under this Lease or would result in increased burdens on the parking or other common areas; or (vi) the proposed assignee or sublessee is an existing lessee in the Complex.

                (C)     Paragraphs 13.C 2.b, 13.C.2.c(1) and (2), 13.C.2.e. and
the final paragraph of Paragraph 13.C of the Base Lease shall be deemed amended to apply equally to any sublease, subletting and sublessee as they do to any assignment or assignee.

                (D) Paragraph 13.C.2.c(3) of the Base Lease is deleted in its entirety and replaced by new paragraphs 13.C.2.c(3) and 13.C.2.c(4), as follows:

                (3) Tenant shall not publicly advertise or publicly market the Demised Premises, or any part thereof, for a rental less than the rental then being requested by Lessor for available space in the Project.

                (4) In the event the Landlord consents to any subletting or assignment, Tenant shall pay to Landlord, monthly, as Additional Rent, sixty (60%) percent of the rent and other consideration (however characterized) received by Tenant from any such sublessee or assignee in excess of the Base Rent and Additional Rent payable under this Lease, pro rated on a square foot basis as to sublets of less than all of the Demised Premises, after appropriate provision has been made for the payment of broker's commissions incurred in connection with such subletting or assignment and the recovery by Tenant of reasonable fit-up costs actually expended by Tenant in connection with any such subletting or assignment, if any.

                (E) Paragraph 13.C.2.g of the Base Lease is amended to provide that Landlord shall not have a right of recapture with respect to any proposed sublease or subleases which in the aggregate are less than twenty-five (25%) percent of the Demised Premises, and that as to Landlord's right to recapture with respect to any sublease (other than subleases which in the aggregate with all other subleases affect less than twenty-five (25%) of the Demised Premises), the recapture shall be limited to the space affected by the proposed sublease.

                (F) The final paragraph of Paragraph 13.C is deleted in its entirety, and replaced by the following:

                Except as otherwise permitted by, and in accordance with, the foregoing provisions of this Paragraph 13, Lessee will not assign this Lease, or allow the same to be assigned by operation of law or otherwise; nor shall Lessee sublet the Demised Premises, or any part thereof. Further, Lessee shall not use or permit the Demised Premises to be used for any other purpose than the Permitted Use herein set forth without the prior written permission of Lessor which may be refused for any reason. Without limiting the other provisions of Paragraph 13, the selling or other transfer in one or more transactions of more than forty (40%) percent of (i) the membership interests in a limited liability company Lessee, (ii) the corporate stock of any corporate Lessee or (iii) the partnership interests in a general or limited partnership Lessee, as applicable, shall be deemed to be an assignment for purposes of this Lease Agreement. No assignment or subletting, whether or not permitted by Lessor, will relieve the Lessee of any obligation under this Lease.

        12. TENANT'S INDEMNITY: Notwithstanding the provisions of Paragraph 13.G of the Base Lease, Tenant shall not be required to indemnify any party against claims to the extent arising solely from the indemnified party's own willful misconduct or gross negligence.

        13. ENTRY TO SHOW PREMISES: Paragraph 13.I of the Base Lease is amended to change "one hundred twenty (120) days" to "twelve (12) months".

        14. LOSS OR DAMAGE: Paragraph 14.B of the Base Lease is amended by adding the words "or wilful misconduct" immediately after the words "gross negligence" in the final line.

        15. LIEN TO RENT: Paragraph 14.C of the Base Lease is deleted in its entirety.

        16. RESTORATION AFTER FIRE OR CASUALTY: Paragraph 14.F of the Base Lease is deleted in its entirety and replaced by the following:

                Lessee shall, in case of fire or other damage, give immediate notice thereof to Lessor. In the event of damage to the Demised Premises or Building by fire or other causes resulting from the act, fault or negligence of Lessee or Lessee's agents, officers, employees, invitees, or visitors, the same shall be repaired by Lessor but at the expense of Lessee or, at Lessor's election by the Lessee but under the direction and supervision of Lessor. If the Demised Premises shall be partially destroyed by fire or other casualty, all rent and other payments to be made to the Lessor by Lessee under this Lease shall continue without abatement. In case of the total destruction of the Demised Premises without act, fault or negligence of Lessee, its agents, officers, employees, invitees, or visitors, or if from such cause the same shall be so damaged that Lessor shall decide in its sole discretion not to rebuild, then Lessor shall so notify Lessee of same and all Base Rent and other payments due up to the time of such destruction or termination shall be paid by Lessee, and Lessee agrees to quit and surrender the Demised Premises and thereafter this Lease shall cease and come to an end. As used herein, the Demised Premises shall be deemed to be partially destroyed if Lessor determines, in its reasonable discretion, that the repair and restoration of the Demised Premises by Lessor can be substantially completed within six (6) months. If this Lease is not terminated as a result of a fire or other casualty pursuant to Paragraph 14.F of the Lease, then Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises to the extent of the insurance proceeds received by Landlord, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of the Tenant's property or any alterations constructed by Tenant.

        17. CURING NON-MONETARY DEFAULTS: Paragraph 14.J.3 of the Base Lease is amended by adding the following to the end of the first sentence regarding the cure of non-monetary defaults: "....provided, however, that if such non-monetary default cannot by its nature be cured within such ten (10) day period, and Tenant commences the cure of such default within the ten (10) day period and thereafter diligently and continuously pursues such cure to completion, then Tenant shall have a reasonable time to cure such default, but in no event more than ninety (90) days."

        18. BANKRUPTCY: Paragraph 14.M of the Base Lease is supplemented to provide that, as to involuntary proceedings commenced against Tenant, it shall not be a default if such proceedings are dismissed within forty-five (45) days from filing.

        19. OPTION TO EXPAND: (A) Provided that Tenant is not in default under the Lease, then at any time on or before December 20, 2001, Tenant shall have an option to lease an additional space of approximately 9,958 rentable square feet of space in the Building, commonly known as Modules A, B, C and D, as shown on Exhibit B-1 (the "Expansion Space"), subject to the terms and conditions set forth in this Paragraph 19 (the "Expansion Right").

                (B) Tenant's Expansion Right is available to Tenant until December 20, 2001; provided that Tenant shall notify Landlord sooner if Tenant has knowledge of its plans with regard to the Expansion Space prior to such date. If Tenant does not exercise the Expansion Right by written notice to Landlord given on or before December 20, 2001, Tenant shall be deemed to have waived the Expansion Right and this Paragraph 19 shall be of no further force or effect.

                (C) Tenant recognizes that the Expansion Space is presently occupied by Najarian Associates, Inc. ("Najarian"). If Tenant exercises its Expansion Right, Landlord will have no less than six (6) months to relocate Najarian, but agrees to use reasonable efforts, if possible, to seek to relocate Najarian sooner. The commencement date for the Expansion Space will be the earlier of the date on which (i) Landlord has obtained a certificate of occupancy, temporary or permanent, permitting occupancy of the Expansion Space by Tenant, or (ii) Tenant first occupies all or any portion of the Expansion Space (the "Expansion Space Commencement Date").

                (D) On and after the Expansion Space Commencement Date, all the obligations, terms, and conditions under the Lease shall also apply to the Expansion Space, as follows:

                (1) All references in the Lease to the Demised Premises shall be deemed to include the Expansion Space;

                (2) The term for the Expansion Space shall be co-terminus with the term for the remainder of the Demised Premises, any exercise of Tenant's Extension Right shall be deemed to include the entire Demised Premises, including the Expansion Space and the calculation of fair market rent for any extension term shall be based upon the entire Demised Premises, including the Expansion Space;

                (3) Commencing on the Expansion Space Commencement Date, the Base Rent shall be increased by the following amounts (prorated on a per diem basis for any period of less than a full calendar month):

                        (1) Until the expiration of five years from the Module E Commencement Date, the Base Rent provided under Paragraph 4 of this Amendment will be increased by the amount of ONE HUNDRED FORTY EIGHT THOUSAND THREE HUNDRED SEVENTY FOUR AND 20/100 ($148,374.20) DOLLARS payable in equal monthly installments of TWELVE THOUSAND THREE HUNDRED SIXTY FOUR AND 52/100 ($12,364.52) DOLLARS;

                        (2) For the sixth year after the Module E Commencement Date (i.e., commencing on the fifth anniversary of the Module E Commencement Date), the Base Rent provided under Paragraph 4 of this Amendment will be increased by the amount of ONE HUNDRED FIFTY THREE THOUSAND THREE HUNDRED FIFTY THREE AND 20/100 ($153,353.20) DOLLARS payable in equal monthly installments of TWELVE THOUSAND SEVEN HUNDRED SEVENTY NINE AND 43/100 ($12,779.43) DOLLARS; and

                        (3) For the seventh year after the Module E Commencement Date (i.e., commencing on the sixth anniversary of the Module E Commencement Date), the Base Rent provided under Paragraph 4 of this Amendment by the amount of ONE HUNDRED FIFTY EIGHT THOUSAND THREE HUNDRED THIRTY TWO AND 20/100 ($158,332.20) DOLLARS payable in equal monthly installments of THIRTEEN THOUSAND ONE HUNDRED NINETY FOUR AND 35/100 ($13,194.35) DOLLARS;

                (4) The security deposit will be increased by the amount of $180,438.82, as provided in Paragraph 5(C) of this Amendment;

                (5) Tenant's proportionate share of common area maintenance charges and taxes will be 53.53%;

                (6) All other terms and conditions of the Lease will remain in full force and effect.

                (G) The Expansion Right is personal to the Tenant and shall become null and void upon the occurrence of an assignment of the Lease or a sublet of all or part of the Leased Premises.

        20. OPTION TO EXTEND: Paragraph 2.B of the Base Lease is deleted in its entirety and replaced by the following:

                Provided Tenant is not in default under any of the terms, provisions, covenants and conditions of the Lease, and provided that Tenant is in sole occupancy of the entire Demised Premises, then upon the expiration of the term of this Lease Tenant shall have the right to extend the term of the Lease for one (1) extension period of five (5) years (the "First Extension Term"), followed by one (1) extension period of three (3) years (the "Second Extension Term"). Tenant shall have no right to the Second Extension Term unless Tenant exercised the option for the First Extension Term. Tenant's option to extend the term of the Lease shall be exercisable by Tenant giving written notice of the exercise of the extension right to Landlord at least twelve (12) months prior to the expiration of the original term, or the First Extension Term, as applicable. In the event Tenant fails to so give written notice of its intent to exercise its extension right as provided above, Tenant's option to extend the term of the Lease shall be deemed to have been waived by Tenant and shall be of no further force or effect. In the event Tenant exercises its extension right in accordance with the provisions hereof, the term of the Lease shall be extended accordingly, and all the references contained in the Lease to the term, whether by number of years or number of months, shall be construed to refer to the original term of the Lease, as extended, whether or not specific reference is made thereto in the Lease. Tenant acknowledges that it is important for Landlord to know whether or not the option is exercised by Tenant so that it may seek a replacement tenant to avoid loss of rent. Accordingly, the time within which the option must be exercised and the reply by Tenant to Landlord's proposed fair market rent is hereby made of the essence. Each extended term of the Lease shall be upon the same terms, conditions, and covenants as set forth in the Lease except:

                (1) All provisions relating to the initial construction of the Demised Premises shall be deleted and/or any allowance by Landlord shall be deleted. (1)

                (2) During the First Extension Term, Tenant's only Extension Right shall be the option for the Second Extension Term. There shall be no further right or option to extend the term of the Lease during or after the Second Extension Term.

                (3) The Base Rent to be paid by Tenant during each extension term shall be the fair market rent; provided that in no event shall the annual Base Rent during the First Extension Term be less than the Base Rent payable by Tenant in the final year of the original term, nor shall the annual Base Rent during the Second Extension Term be less than the Base Rent payable by Tenant during the final year of the First Extension Term, notwithstanding that fair market rent may be lower. Fair market rent shall be determined for each extension term as provided in Paragraph (iv) hereunder.

                (4) Within thirty (30) days after Landlord receives Tenant's notice exercising its extension option Landlord shall submit to Tenant, in writing, its determination of fair market rent for the applicable extension term. Within thirty (30) days after Tenant receives the fair market rental figure, Tenant shall have the right to dispute the rent by written notice received by Landlord within the thirty (30) day time period. Failure by Tenant to dispute the rent in this manner shall be deemed, automatically and conclusively, an acceptance by Tenant of the rent submitted. Within thirty (30) days after Landlord receives Tenant's notice disputing the rent, Landlord and Tenant shall each designate an independent, qualified commercial real estate broker with not less than seven (7) years of experience, who regularly conducts business in Monmouth County and who is familiar with Monmouth County office/flex/warehouse rentals, for the purpose of having them agree on the then current fair market rent for the Demised Premises within Monmouth County, New Jersey, for a term of the same duration as the extension term at issue with similar tenant expense assumptions and contributions. In the event that the two designees cannot agree upon one figure, then the designees shall select a third person with comparable qualifications, and the agreement of two of the three designees shall prevail, or if two cannot agree, the average of their three rents shall prevail. Landlord and Tenant shall each pay the fees and expenses of their own designee, and they shall share, equally, the fees and expenses of the third. The greater of (a) the monthly Base Rent for the final year original term; or (b) the fair market rent so determined, shall be the Base Rent payable monthly for the First Extension Term. The greater of (a) the monthly Base Rent for the final year of the First Extension Term, or (b) the fair market rent so determined, shall be the Base Rent payable for the Second Extension Term. If Tenant gives notice of the exercise of its option more than twelve (12) months prior to the expiration of the original term, then Landlord shall have until eleven (11) months prior to the expiration of the original term or the First Extension Term, as applicable, to submit its determination of fair market rent. Landlord and Tenant shall execute and deliver to each other a written statement of the rent for the extended term when determined as herein provided.

        21. PARKING: Paragraph 24 of the Base Lease is supplemented to provide that Tenant shall have the right to use a total 3.5 parking spaces for every 1000 rentable square feet included in the Demised Premises (rounded down to nearest whole number of spaces) for Tenant's employees and visitors. Such parking spaces shall not be marked, designated or reserved in any way; provided, however, that Landlord agrees to designate a reserved parking area for six (6) of such spaces consisting of four (4) marked parking spaces for Tenant's visitors and two (2) marked parking spaces for company-owned cars of Tenant. Landlord shall not be obligate to enforce such designation.

        22. SIGNAGE: Paragraph 25 of the Base Lease is supplemented to provide that Landlord and Tenant will cooperate to create opportunity for additional signage within Hovpark providing greater exposure for Tenant. The parties recognize that this may require consultation with and site plan and/or variance approvals from the Borough of Eatontown. Any additional signage will be subject to Landlord's approval, which will not be unreasonably withheld. Landlord will cooperate with Tenant and sign required applications for permits and approvals, but without cost to Landlord. Any additional signage will be constructed by Tenant at Tenant's sole cost and expense. At Landlord's option, such additional signage will be removed by Tenant, at Tenant's cost and expense, upon the expiration or earlier termination of this Lease, and any damage caused by such removal, including but not limited to, damage to the facade or exterior of the Building, shall be restored by Landlord, at Tenant's cost and expense, to Landlord's satisfaction.

        23. CERTAIN HAZARDOUS SUBSTANCES: (A) Tenant has advised Landlord of the possible creation of certain substances which under certain circumstances may have the potential to be explosive within the new laboratory space Tenant intends to construct in the Module M Premises. Such substances, with maximum quantities, are more fully described on Exhibit D attached hereto and made a part hereof. Tenant's creation, use, storage and disposal of such substances shall be at Tenant's sole cost, risk and expense; and Landlord shall have no liability with respect thereto. Tenant shall take all steps required to prevent the occurrence of any dangerous or hazardous condition or situation. Except as shown on Exhibit D, Tenant shall not use, store, generate or dispose of potentially explosive or extra-hazardous substances on the Demised Premises.

                (B) Tenant agrees to obtain, maintain in full force and effect, and comply with all required permits and approvals with regard to such substances, including, but not limited to, zoning and other federal, state, county and municipal permits and approvals, and to provide copies of all such permits and approvals to Landlord. Tenant acknowledges that Landlord has made no representation as to whether the creation, use, storage or disposal of such substances is permitted under applicable law, nor as to whether all required permits and approvals can be obtained. If the creation, use, storage or disposal of such substances is not lawfully permitted, or if any required permit or approval is not obtained or obtainable, this Lease shall nevertheless remain unmodified and in full force and effect, except that Tenant shall not create, use, store or dispose of any such substances on or about the Demised Premises.

                (C) Tenant shall at all times comply with all required safety, environmental and other precautions and requirements required by any governmental agencies and/or good practices. Tenant agrees to provide any information requested by Landlord's Mortgagee and insurance company of such hazardous substances and to comply at Tenant's sole cost with the requirements of Landlord's Mortgagee and insurance company. In the event of any increased insurance cost as a result of Tenant's activities on Demised Premises, Tenant shall pay such increased costs promptly upon request from Landlord. If Tenant is permitted to create, store or use such substances on or about the Demised Premises, then:

                (i) Paragraph 13.G.2(A) of the Base Lease is amended to increase the comprehensive general liability insurance maintained by Tenant, and naming Landlord and Landlord's Mortgagee as additional insureds, to a combined single limit of $5,000,000; and

                (ii) Paragraph 13.G.2 of the Base Lease is amended to add a new Paragraph (D):

                        (D) Pollution Liability Insurance: Lessee shall maintain and provide certificates of insurance for pollution liability insurance coverage, in amounts and with coverages of not less than $500,000 (or if reasonably available, $1,000,000), naming Landlord and Landlord's Mortgagee as additional insureds.

                (D) In addition to, and without limiting, any obligations of Tenant to indemnify Landlord under the Base Lease, Tenant agrees to defend (with counsel acceptable to Landlord), indemnify and hold harmless Landlord, Landlord's partners, principals, employees, representatives, attorneys and agents, or any Mortgagee of Landlord (collectively, "Indemnified Parties"), from and against any and all claims, liability, fines, penalties, damages, loss, cost or expense, including but not limited to, reasonable attorneys' fees, for seen or unforseen, criminal or civil, of any nature or description, arising out of or related directly or indirectly to Tenant's creation storage, use or disposal of such substances or their presence on or about the Demised Premises.

                (E) Upon request of Landlord from time to time, Tenant agrees to provide to Landlord a written certification from a duly qualified officer as to the hazardous substances and quantities thereof on the Leased Premises, including but not limited to the substances listed on Exhibit D. Landlord shall further have the right, but not the obligation, upon reasonable advance notice and at reasonable times, to inspect the Demised Premises with respect to the use, storage, disposal and handling of the substances on Exhibit D and other hazardous substances.

        24. BROKER: Tenant acknowledges and represents that it has had no discussion with any broker in connection with this lease amendment other than John Schimpf and Gerard Crosbie.

        25. NO DEFENSES: Tenant represents and warrants to Landlord that as of the date hereof, Tenant has no claims, offsets, or defenses to the payment and performance of its obligations under the Base Lease. 1.

        26. AUTHORITY: Landlord and Tenant represent and warrant to each other, that they have the power and authority to execute, deliver and perform the obligations contemplated by this Agreement and that this Agreement has been duly authorized by all requisite corporate action, and upon execution will be a valid and binding obligation, enforceable in accordance with its terms.

        27. ENTIRE AGREEMENT: The Base Lease, as amended by the Letter Amendment and this Amendment, constitutes the entire agreement between Landlord and Tenant. Neither party has made any agreement, promise or representation except as set forth in the Base Lease, the Letter Amendment and this Amendment.

        28. HEADINGS: All headings in this amendment are for convenience of reference only and shall not affect the interpretation of the provisions of this Amendment.

        29. EFFECT OF AMENDMENT: Except as specifically modified herein, all of the terms and provisions of the Base Lease shall continue in full force and effect. In the event of any conflict in the Base Lease and this Amendment to Lease, the terms of this Amendment shall govern and prevail.

        30. LENDER APPROVAL: This Amendment is subject to review and approval by Landlord's Mortgagee. If Landlord's Mortgagee does not approve this Amendment, then this Amendment shall be of no further force or effect, and the parties shall be left to their rights under the Base Lease the Letter Amendment.

        IN WITNESS WHEREOF, the parties have caused this amendment to Lease to be signed by their proper corporate officers and the proper corporate seals to be hereto affixed on the date first above written.

ATTEST OR WITNESS:                          TEN THIRTY-FIVE ASSOCIATES,
                                            LIMITED PARTNERSHIP

                                            BY: /s/ ARA K. HOVNANIAN
---------------------------                     -------------------------
                                            NAME: ARA K. HOVNANIAN
                                            ITS: GENERAL PARTNER


ATTEST OR WITNESS:                          MILLENNIUM CELL, LLC


                                            BY: /s/ NORMAN R. HARPSTER, JR.
---------------------------                     ---------------------------
                                            NAME: NORMAN R. HARPSTER, JR.
                                            ITS:  CHIEF FINANCIAL OFFICER

EXHIBITS

B-1     Building Plan

C-1     Floor Plan of Module M

C-2     Floor Plan of Module E

D       Schedule of Potential Explosive Substances

E       Commencement Date Memorandum

F       Form of Letter of Credit

STATE OF NEW JERSEY                 )
                                    ss.:
COUNTY OF MONMOUTH           )

        I CERTIFY that on April ____, 2001, Ara K. Hovnanian personally appeared before me and acknowledged under oath, to my satisfaction, that this person (or if more than one person, each person):

        (a) is a general partner of TEN THIRTY-FIVE ASSOCIATES, LIMITED PARTNERSHIP, the partnership named in the attached instrument; and

        (b) personally signed the attached instrument; and

        (c) signed this instrument as his or her own act as such general partner on behalf of, and as the voluntary act of, such partnership.



                                                   ----------------------------



STATE OF NEW JERSEY          )
                             ss.:
COUNTY OF MONMOUTH    )

        I CERTIFY that on _____________________, 2001, ________________________
personally appeared before me and this person acknowledged under oath, to my satisfaction, that this person:

        (a) signed the attached instrument as ______________________ of MILLENNIUM CELL, LLC, the limited liability company named in this instrument; and

        (b) was authorized to execute the attached instrument on behalf of such limited liability company; and

        (c) executed the attached instrument as the voluntary act of such limited liability company on behalf of, and as the voluntary act of, MILLENNIUM CELL, LLC.



                                                   ----------------------------
                                                   Notary Public

                                   EXHIBIT B-1


                                  BUILDING PLAN



Exhibit B-1 includes drawings of the building plan, with Module M, Module E and the expanision space shaded.

                                   EXHIBIT C-1


                             FLOOR PLAN OF MODULE M



Exhibit includes drawings of floor plan of module M

                                   EXHIBIT C-2


                             FLOOR PLAN OF MODULE E



Exhibit includes drawing of floor plan of module E

                                    EXHIBIT D

                   SCHEDULE OF POTENTIAL EXPLOSIVE SUBSTANCES


SUBSTANCE       QUANTITY PRODUCED               COMMENTS
---------       -----------------               --------
Diborane*       0.05 lbs/day             Microreactor (Bench Scale Reactions)

                1.4 lbs/day              Process Demonstration Unit



* Diborane will not be stored on premises, but will be generated and consumed in the production of sodium borohydride. Quantities produced will be consumed immediately to make the end product of the reaction. Diborane will be the limiting reagent so that there will not be unconsumed diborane.

                                    EXHIBIT E


                          COMMENCEMENT DATE MEMORANDUM


        THIS AGREEMENT made the ______ day of __________________, by and between ____________________ ("Landlord") and __________________________("Tenant").


                              W I T N E S S E T H:


        WHEREAS, Landlord and Tenant entered into a lease, dated as of _________________, as amended by First Amendment to Lease (the "Amendment") dated____________ (collectively, the "Lease"), setting forth the terms of occupancy by Tenant of premises located at ________________________; and

        WHEREAS, the Lease is for a term of seven (7) years from the Module E Commencement Date, as defined in the Lease; and

        WHEREAS, it has been determined by the parties in accordance with the Amendment that ____________ ______, _____ is the _________________ Commencement
Date; and

        WHEREAS, the parties desire to memorialize the Commencement and Termination Dates of the term of the Lease, and any applicable option period(s), if properly exercised.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Lease, and for other good and valuable consideration, it is hereby agreed that:

        1.      The _______________ Commencement Date is ____________________,
                _____ and the Termination Date of the term of the Lease is
                _________________. [DELETE REFERENCE TO TERMINATION DATE IF MODULE E COMMENCEMENT DATE HAS NOT YET OCCURRED]

        2. [IF APPLICABLE] The First Extension Period, if properly exercised by Tenant, shall commence on ___________ and terminate on ________________.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Memorandum as of

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the day and year first above written.


WITNESS/ATTEST:                                LANDLORD:


                                        By:
------------------------------              -------------------------------
                                                        Name:
                                                        Title:

WITNESS/ATTEST:                                TENANT:


                                               By:
------------------------------                     -----------------------------
                                                        Name:
                                                        Title:


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                                    EXHIBIT F

                            FORM OF LETTER OF CREDIT

                                        BANK NAME
                                        BANK ADDRESS

IRREVOCABLE LETTER OF CREDIT
REFERENCE NUMBER:___________
TRANSACTION DATE:___________
EXPIRATION DATES:

BENEFICIARY:
_____name____________
____address__________
_____________________
_____________________

Gentlemen:

We hereby open our irrevocable letter of credit in your favor for the account of ____________________________, in the aggregate amount of $__________________.00
(United States Dollars ________________________ and ____/100) available by payment of your draft(s) at sight drawn on ourselves when accompanied by the following document(s):

A statement purportedly signed by a person purporting to be an authorized representative of ______[name]______ stating that ______{name]______ is entitled to draw upon the letter of credit.

It is a condition of this letter of credit that it shall be deemed automatically extended without amendment for one year from the present or any future expiry date unless at least sixty (60) days prior to such expiration date, we notify you in writing by certified mail or nationally recognized overnight express courier that we elect not to renew this letter of credit for any such additional one-year period. In any event this credit will not be automatically extended beyond ______[estimated outside lease termination with extensions]___________. If you receive notice of non-renewal, you may draw immediately by presentation of your sight draft and the original letter of credit only.

This irrevocable letter of credit sets forth in full the terms of our undertaking. This undertaking shall not, in any way, be modified, amended, or amplified by reference to any document or contract referred to herein.


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

We hereby agree with you that draft(s) drawn under and in compliance with the terms and conditions of this credit shall be duly honored if presented together with document(s) as specified and the original of this credit, at either of our following locations:

        ______________[address in New Jersey]________________

Draft(s) drawn under this credit must state on their face "Draw Under ______[issuer name]______ Irrevocable Letter of Credit Number ________ dated
____________".

Partial drawings are permitted.

Except as otherwise expressly stated herein, this letter of credit is subject to the uniform customs and practice for documentary credits, established by the International Chamber of Commerce, as in effect on the date of issuance of this credit.


Sincerely,


------------------------
Authorized Signature


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